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                                                                     EXHIBIT 5.1

                           PRICE, POSTEL & PARMA LLP
                          200 East Carrillo, Suite 400
                            Santa Barbara, CA  93101


                                 July 1, 1997



AvTel Communications, Inc.
130 Cremona Drive, Suite C
Santa Barbara, CA 93117

Ladies & Gentlemen:

     We have acted as counsel to AvTel Communications, Inc. (the "Company"). This opinion is rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the 1997 Stock Incentive Plan (the "1997 Plan").

     In the preparation of this opinion, we have examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

     (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of all such originals;

     (b) the due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto; and

     (c) the issuance of Common Stock in accordance with the terms of the 1997 Plan.

     On the basis of the foregoing, and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the 1997 Plan, will be legally issued, fully paid and non-assessable.

     This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California, and the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

     This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                         Respectfully submitted,

                         PRICE, POSTEL & PARMA LLP